As filed with the Securities and Exchange Commission on June 1, 2016

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOCRUDE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	8731
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

1255 PHILLIPS SQUARE, SUITE 605
MONTREAL, QUEBEC, CANADA H3B 3G5

Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.
1212 S. Casino Center Blvd.
Las Vegas, NV 89104
702-382-1714
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

1212 S. Casino Center

Las Vegas, NV 89104

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterdowling.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)
Units(1) for sale by Our Company	20,000,000	$1.75	$35,000,000	$3,524.50
Selling Shareholders– Common Stock	6,699,343	$1.75	$11,715,100	$1,181.00

(1)	1 common share.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.75 per share. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED MAY 31, 2016

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BIOCRUDE TECHNOLOGIES, INC.

6,699,343 Shares of Common Stock and 20,000,000 Units

This prospectus will also allow us to issue up to 20,000,000 Units consisting of 1 share of our common stock (“Units” or “Securities”) in our initial public offering. The proceeds from the sale of these Units will be available for use by the company. The shares in the IPO are being sold by our officers and directors. This prospectus will also allow one hundred fifteen (115) selling shareholders to sell 6,699,343 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.75 per share. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

	Offering Price per Unit	Gross Proceeds to the Company	Offering Expenses(1)(2)	Net Proceeds to the Company	Net Proceeds to Selling Shareholders
Per Unit (Initial Public Offering)	1.75	1.75	0.175	1.625	0.00
Per Share (Selling Shareholders)	1.75	0.00	0.00	0.00	1.75
Total	$46,723,850	$35,000,000	$3,500,000	$31,500,000	$11,723,850

(1)	Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.
(2)	Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the Risk factors beginning on page 7 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2016.

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Unless otherwise specified, the information in this prospectus is set forth as of May 18, 2016, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page 34. This prospectus contains forward-looking statements and information relating to BioCrude Technologies, Inc. See Cautionary Note Regarding Forward Looking Statements on page 10.

The Company

The Company was formed on August 4, 2015 in the State of Nevada. The Company is a startup company and our auditors have issued a going concern opinion.

Business Strategy

The Company is a resource management expertise and services provider, catering to commercial, municipal, and industrial customers, primarily in the areas of solid waste management and recycling services.

BioCrude Technologies, Inc. has developed efficient, cost-effective, and environmentally friendly products, processes and systems for the reformation of waste material, waste management and creation of renewable energy.

The versatility and potential of the BioCrude Technologies, Inc. has been demonstrated by the many uses that our R&D department has already tested and verified. The avenues they have explored include sustainable and cost efficient methods that will enlarge composting and biomethanation yields and rates of decomposition while increasing output and providing a higher quality of end product. Their focus is on waste treatment protocols for Municipal Solid Waste (MSW), cellulose, all organic waste and all manure types; renewable energy sources such as biogas, ethanol and biodiesel; waste water treatment, and multiple other applications.

One very important area that BioCrude Technologies, Inc. excels in is the reformation of Municipal Solid Waste (MSW) into renewable energy and marketable end-by-products, using its intrinsic intellectual property and know how in its “Integrated Municipal Solid Waste to Energy Proposed Complexes” for municipal applications. Understanding the non-homogenous nature and characteristics of the waste, we can define distinct processes to optimally handle the procurement of the varied categories of waste (MSW can be classified into organics, fuels, recyclables, inerts and others), once segregated with an efficient separation process and materials recovery facility (MRF).

The long-term vision of the organization is to build a highly sustainable and profitable company by transforming traditional solid waste streams into renewable resources and marketable by-products. Global competition for limited resources is, the Company believes, creating significant business opportunities for companies that can sustain and extract value in the form of energy and raw materials from resources previously considered an irretrievable waste stream. BioCrude’s business strategy has been firmly tied to creating a sustainable resource management model and the Company continues to be rooted in these same tenets today. Each day the Company strives to create long-term value for all stakeholders: customers, employees, communities, and shareholders, by helping customers and communities manage their resources in a sustainable and financially sound manner.

Environmental issues have taken the forefront globally, creating solid expectations for investments in green technology. The Company will pursue Licensing agreements, Joint Ventures and Revenue sharing agreements for the use, fabrication and sale of the independent products and processes.

The Company intends to achieve successful market penetration in numerous segments of the industry, generating escalating positive cash flows on an annual basis so that the Company becomes a competitive leading participant in the industry. Management will look to have its Integrated Municipal Solid Waste to Energy Complexes widely implemented across Africa, Asia, the Balkans and North America with a view to expanding to other international markets (Latin America), while continuing to pursue Concession Agreements under private license/joint ventures and other conventional arrangements.

The executive offices are located at1255 Phillips Square, Suite 605, Montreal, Quebec, CA H3B 3G5. Our telephone number is (877) 778-1268.

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The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 20,000,000 Units consisting of common shares to be issued and sold by the Company at a price of $1.75 per share in a direct public offering and 6,699,343 shares held by selling shareholders to be sold at $1.75 per share.

ABOUT THIS OFFERING

Securities Being Offered	Up to 20,00,000 Units of BioCrude Technologies, Inc. to be sold by the Company at a price of $1.75 per share and 6,699,343 shares of common stock of BioCrude Technologies, Inc. to be sold by selling shareholders at a price of $1.75 per share.

Initial Offering Price	The Company will sell up to 20,000,000 Units at a price of $1.75 per share and the selling shareholders will sell up to 6,699,343 shares at a price of $1.75 per share.

Terms of the Offering	The Company will offer and sell the Units of its common stock at a price of $1.75 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $1.75 per share.

Termination of the Offering	The offering by the Company will conclude when the Company has sold all of the 20,000,000 Units of common stock offered by it. The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the Company. The selling shareholder offering will remain open until all selling shareholder shares registered hereunder have been sold.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 7.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, the intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in the Company.

We have a very limited operating history and our business plan is unproven and may not be successful.

The Company was formed in August 2015 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated consolidated deficit of $6,153,536 as of December 31, 2015 and we expect to continue to incur significant set up expenses in the foreseeable future. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to expand our business plan. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships and/or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets and the market price of our common stock. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2016 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The Company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill our requirements to complete evaluations of Concession acquisitions and development of same opportunities and to achieve a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares as an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects, operations and the value of an investment in the Company.

6

Risks Relating to Our Business

Competition in the Waste Management industry/milieu is highly competitive and there is no assurance that we will be successful in acquiring viable Concession engagements from regulating governmental authorities.

The Waste Management industry/milieu is intensely competitive. We compete with numerous companies, including many major companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations. Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs.

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business

Risks Relating to our Stock

The Offering price of $1.75 per Unit is arbitrary.

The Offering price of $1.75 per Unit has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our selling shareholder offering may make it more difficult to sell the Company’s offering.

The Company may experience difficulty raising proceeds in our offering in light of the selling shareholder offer of shares concurrently with our offering as this will make additional shares for purchase and investors may choose to buy from a selling shareholder thus lessening the sales and thus the proceeds to the Company.

All proceeds from the sale of shares offered by the Company will be immediately available for use by the Company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company. As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company. The proceeds of the sale may not be sufficient to implement the Company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

7

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The Company’s shares may never be quoted on the OTC or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the Company to offer and sell the shares of common stock offered hereby;
•	the integration of multiple technologies and programs;
•	the ability to successfully complete development and commercialization of Concession engagements and the Company’s expectations regarding market growth;
•	changes in existing and potential relationships with collaborative partners;
•	the ability to retain certain members of management;
•	our expectations regarding general and administrative expenses;
•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses, and
•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

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USE OF PROCEEDS

With respect to up to 20,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	Working capital;
•	Set up (Fixed Asset purchases) and marketing/lobbying activities to locate and define/establish new prospects for Concession engagements;
•	Capital expenditures for prospect Concession(s) acquisition and execution thereof

It is anticipated that the proceeds from this offering will fund the Company’s operations for approximately 12 months whilst executing projected acquired Concession engagements.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000

Gross Proceeds	$8,750,000	$17,500,000	$26,250,000	$35,000,000
Less: Offering Expenses*	875,000	1,750,000	2,625,000	3,500,000

Net Proceeds to the Company	$7,875,000	$15,750,000	$23,625,000	$31,500,000

Use of Proceeds (over 1 year):
Investment in Subsidiaries and/or Joint Ventures	$7,200,000	$13,300,000	$30,500,000	$45,800,000
Fixed Asset Purchases	992,000	992,000	992,000	992,000
Operational Activities**	(3,778,739)	(3,905,925)	(10,291,279)	(16,210,023)
Total Use of Proceeds	4,413,261	10,386,075	21,200,721	30,581,977

Residual in Treasury from Proceeds***	3,461,739	5,363,925	2,424,279	918,023

Total of Proceeds to the Company***	$7,875,000	$15,750,000	$23,625,000	$31,500,000

* Offering Expenses are estimated to be $0.175/share of gross proceeds.

** Company’s portion of cash used (generated) from Complexes’ after tax net profits, working capital, and adding back amortization.

*** The amount of capital raised will determine the amount of projected acquired Concession engagements that can be executed and/or realized.

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CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents and capitalization at the corporate level as of December 31, 2015 on:

•	An actual basis.
•	Adjustments for the receipt of the proceeds from the offering of 20,000,000 shares of common stock by us in this offering at the initial public offering price of $1.75 and after deducting the estimated offering expense payable by us.
•	On a pro forma basis giving effect to the forgoing.

	Actual	IPO*	Pro forma

Cash and cash equivalents	$-	$31,500,000	$31,500,000

Short-term debt	$177,415	$-	$177,415
Long-term debt	-	-	-

Stockholders’ equity (deficit):
Common stock	45,473	20,000	65,473
Additional paid-in capital	5,837,501	31,480,000	37,317,501
Accumulated other comprehensive income	32,124	-	32,124
Accumulated deficit	(6,153,536)	-	(6,153,536)
Total stockholders’ equity (deficit)	(238,438)	31,500,000	31,261,562

Total capitalization	$(61,023)	$31,500,000	$31,438,977

* In this prospectus, we are offering 20,000,000 Units consisting of 1 share of our common stock for $1.75 per unit.

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DILUTION

The net tangible book value of the Company as of December 31, 2015 was ($238,438) or ($0.01) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock as of December 31, 2015.

Our net tangible book value and our net tangible book value per share will be impacted by the 20,000,000 shares of common stock which may be sold by the Company. The amount of dilution will depend on the number of shares sold by the Company. The following example shows the dilution to new investors at an assumed offering price of $1.75 per share and various scenarios of different number of shares being sold.

We are registering 20,000,000 shares of common stock for sale by us. If all shares are sold at the offering price of $1.75 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of May 31, 2016, is illustrated in the following table:

	$35,000,000 Offering (100%)	$26,250,000 Offering (75%)	$17,500,000 Offering (50%)	$8,750,000 Offering (25%)
Number of current shares held	49,785,343	49,785,343	49,785,343	49,785,343
Number of new shares issued	20,000,000	15,000,000	10,000,000	5,000,000
Total number of shares after this offering	69,785,343	64,785,343	59,785,343	54,785,343

Net tangible book value before this offering	$(238,438)	$(238,438)	$(238,438)	$(238,438)
Increase in net tangible book value	31,500,000	23,625,000	15,750,000	7,875,000
Net tangible book value after this offering	$31,261,562	$23,386,562	$15,511,562	$7,636,562

Assumed public offering price per share	$1.75	$1.75	$1.75	$1.75
Net tangible book value per share before this offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase attributable to new investors	$0.45	$0.37	$0.26	$0.14
Net tangible book value per share after this offering	$0.45	$0.36	$0.26	$0.14
Dilution per share to new stockholders	$1.30	$1.39	$1.49	$1.61

Current Shareholders % after offering	71.34%	76.85%	83.27%	90.87%
Purchasers % after offering	28.66%	23.15%	16.73%	9.13%

Control

The issuer is registering 6,699,343 shares of common stock that is collectively held by one hundred fifteen (115) shareholders. These shareholders will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of May 31, 2016, the Company has one hundred fifteen (115) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

The Company

The Company was formed on August 4, 2015 in the State of Nevada.

Engagement Transaction – By and Between the “Company” and “BioCrude Technologies, Inc. (Canada)”

On December 29, 2015, the Company engaged in an “Agreement for Purchase of Assets and Assumption of Liabilities” with BioCrude (Canada), whereby the Company has purchased all of the Assets (including assumption of all liabilities – Outstanding Subscriptions) of BioCrude (Canada) under the following purchase terms:

The total price paid by the Company to the BioCrude (Canada) for all the assets of BioCrude (Canada) was 39,500,000 shares of the Company’s common stock (direction of payment to BioCrude (Canada)’s respective shareholders) and the assumption of the all of the Loans and Convertible Loans of the BioCrude (Canada), provided that any and all references therein to the rights of the creditors to convert their respective outstanding loan amounts in accordance with the terms of the Convertible Loans and Loans into equity of BioCrude (Canada) shall be adjusted and amended to reflect these outstanding amounts now be convertible or exchangeable, as the case may be, into the same amount of shares of the Company, all with the same terms and conditions set out in the respective agreements. The Company is obligated to execute all of the “Outstanding Subscriptions” assumed, and issue out 674,000 shares of its capital stock to the respective Subscribers, respecting the terms, conditions and caveats of the Subscription Agreements, as established, by and between each Subscriber and BioCrude Technologies, Inc. (Canada).

Nota Bene: The Company, upon assuming all Loans and Convertible Loans, shall honour any and all terms, conditions, stipulations, caveats, amongst any and all other provisions inherent within the realms of same, and more particularly, the Convertible Loans, if exercised, will be converted at the face value of the stipulations within the contractual engagements.

- Mr. John Moukas owns 38,000,000 common shares of BioCrude Technologies, Inc. (Canada).

- Mrs. Cerasela Tesleanu (spouse of Mr. John Moukas) owns 1,500,000 common shares of BioCrude Technologies, Inc. (Canada) (Mr. John Moukas gifted same to spouse on Dec. 18, 2015 from his original holdings of 39,500,000 common shares).

BioCrude Technologies, Inc. (Canada)

BioCrude Technologies, Inc. (Canada) is a Corporation duly organized under the laws of Canada (hereinafter called “BioCrude (Canada)”).

On December 15, 2012, BioCrude (Canada) engaged in an “Agreement for Purchase of Assets and Assumption of Liabilities” with 9175 1925 Quebec Inc., a Canadian Corporation, whereby BioCrude (Canada) has purchased all of the Assets (including assumption of all liabilities – Outstanding Subscriptions) of 9175 1925 Quebec Inc. under the following purchase terms:

The total price paid by BioCrude (Canada) to 9175 1925 Quebec Inc. for all the assets of same was six hundred seventy five thousand dollars ($675,000).

The purchase price paid by BioCrude (Canada) to acquire the assets of 9175 1925 Quebec Inc. was six hundred seventy five thousand dollars ($675,000). BioCrude (Canada) agreed to assume all of the 9175 1925 Quebec Inc.’s Outstanding Subscriptions, totaling six hundred thirty seven thousand one hundred and twenty five dollars ($637,125) plus an amount due to Mr. John Moukas, totaling twenty four thousand six hundred and two dollars ($24,602), and to remit to 9175 1925 Quebec Inc. an amount of thirteen thousand two hundred and seventy three dollars ($13,273).

Nota Bene: Mr. John Moukas was 100% stakeholder (39,500,000 common shares) of BioCrude (Canada) from inception (initial Subscription).

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Business Strategy

The Company is a resource management expertise and services provider, catering to commercial, municipal, and industrial customers, primarily in the areas of solid waste management and recycling services.

BioCrude Technologies, Inc. has developed efficient, cost-effective, and environmentally friendly products, processes and systems for the reformation of waste material, waste management and creation of renewable energy.

The versatility and potential of the BioCrude Technology has been demonstrated by the many uses that our R & D department has already tested and verified. The avenues they have explored include sustainable and cost efficient methods that will enlarge composting and biomethanation yields and rates of decomposition while increasing output and providing a higher quality of end product. Their focus is on waste treatment protocols for Municipal Solid Waste (MSW), cellulose, all organic waste and all manure types; renewable energy sources such as biogas, ethanol and biodiesel; waste water treatment, and multiple other applications.

One very important area that BioCrude technologies excels in is the reformation of Municipal Solid Waste (MSW) into renewable energy and marketable end-by-products, using its intrinsic intellectual property and know how in its “Integrated Municipal Solid Waste to Energy Proposed Complexes” for municipal applications. Understanding the non-homogenous nature and characteristics of the waste, we can define distinct processes to optimally handle the procurement of the varied categories of waste (MSW can be classified into organics, fuels, recyclables, inerts and others), once segregated with an efficient separation process and materials recovery facility (MRF).

The long-term vision of the organization is to build a highly sustainable and profitable company by transforming traditional solid waste streams into renewable resources and marketable by-products. Global competition for limited resources is, the Company believes, creating significant business opportunities for companies that can sustain and extract value in the form of energy and raw materials from resources previously considered an irretrievable waste stream. BioCrude’s business strategy has been firmly tied to creating a sustainable resource management model and the Company continues to be rooted in these same tenets today. Each day the Company strives to create long-term value for all stakeholders: customers, employees, communities, and shareholders, by helping customers and communities manage their resources in a sustainable and financially sound manner.

Environmental issues have taken the forefront globally, creating solid expectations for investments in green technology. The Company will pursue Licensing agreements, Joint Ventures and Revenue sharing agreements for the use, fabrication and sale of the independent products and processes.

The Company intends to achieve successful market penetration in numerous segments of the industry, generating escalating positive cash flows on an annual basis so that the Company becomes a competitive leading participant in the industry. Management will look to have its Integrated Municipal Solid Waste to Energy Complexes widely implemented across Africa, Asia, the Balkans and North America with a view to expanding to other international markets (Latin America), while continuing to pursue Concession Agreements under private license/joint ventures and other conventional arrangements.

Municipal Solid Waste Management is the collection, transport, processing (waste treatment), recycling or disposal of waste materials, usually ones produced by human activity, in an effort to reduce their effect on human health or local aesthetics or amenity.

Municipal Solid Waste is defined to include refuse from households, non-hazardous solid waste from industrial, commercial and institutional establishments (including hospitals), market waste, yard waste and street sweepings. MSWM encompasses the functions of collection, transfer, treatment, recycling, resource recovery and disposal of municipal solid waste.

Municipal Solid Waste Management is a major responsibility for local government. It is a complex task which requires appropriate organizational capacity and cooperation between numerous stakeholders in the private and public sectors.

The first goal of MSWM is to protect the health of the population, particularly that of low-income groups. Other goals include promotion of environmental quality and sustainability, support of economic productivity and employment generation.

Waste-to-energy (“W2E”) or energy-from-waste (“EfW”) is the process of creating energy in the form of electricity or heat from the incineration of waste source.

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Conventional Municipal Solid Waste Management employs one or more of the following processes:

➢	Waste prevention, including reuse of products

➢	Recycling, including composting

➢	Combustion with energy recovery

➢	Disposal through land-filling

Landfilling is one of the most common ways of municipal solid waste disposal in developing countries. Air pollutants emitted from landfills contributes to the emission in the atmosphere of greenhouse gases and cause serious problems to human health.

Methane emissions from landfills are a serious environmental global concern, as it accounts for approximately 15% of current greenhouse gas emissions. Landfilling is a significant contributor to greenhouse gas emissions (GHG) accountable for approximately 5% of total GHG releases which consists of methane from anaerobic decomposition of solid waste and carbon dioxide from wastewater decomposition.

The past 20 years has seen a change in how we look at our environment. There has been a greater understanding of the economic, social and environmental risks of not managing waste.

The main drivers of the W2E market are environmental factors, regulations and legislation and economic factors.

Environmental Factors

The Stern report, published in 2006, created an authoritative and eye-opening scientific report on the challenges of climate change. The report highlighted the need to decarbonize the power sector by 60% and reduce CO2 emissions by 80% of current levels to ensure increases in global temperature do not exceed two degrees Celsius.

Regulations and Legislation

Scientific evidence, public awareness and increased levels of participation in environmental campaigning have led to governments’ worldwide implementing regulations and legislation. Examples include:

•	EU Landfill Diversion Directive
•	recycling targets
•	climate change regulations

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Economics

Economic drivers to developing the waste and renewable energy sector have included:

•	waste disposal and landfill gate fees/landfill tax
•	penalties/avoidance schemes (e.g. landfill allowance schemes and fines, carbon trading)
•	energy prices

Waste to Energy Market Size and Trend

According to the most recent data available from the International Energy Agency, from 2000 to 2006, global waste to energy power production from municipal and industrial wastes increased from 283 terawatt hours to 383 terawatt hours, a 35% increase over that period. SBI Energy’s in-depth analyses of the global market forecasts the market will increase from approximately $9 billion in 2011 to $27 billion by 2021, equivalent to a CAGR of 11%.

Source: http://www.waste-management-world.com

In the past, MSW management used a single technology landfilling or mass burn, incinerators had no pollution control and energy recovery and sanitary landfills were rare.

MSW management uses more integrated and complex approaches, the waste to energy facilities have minimal environmental burden and the sanitary landfills have requirements for designing operation and monitoring and gas collection.

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Business Model

BioCrude’s business model is designed to create a profitable revenue stream through the direct acquisition of Concession Agreements from different Governments for the implementation of BioCrude’s integrated MSW-Energy Complexes. Our products, processes and services, marketed to the relevant target audience, enable us, to generate multiple revenue streams and consistent profitability derived from the high gross profit inherent within the realms of our proprietary products, services and applications.

Target Market

The global Waste to Energy (“W2E”) segment of the waste management industry is the target market BioCrude addresses. Management is confident it will succeed in having its integrated systems and processes widely implemented across Africa, Asia, the Balkans, the GULF and North America with a view to expanding to other international markets (Latin America). The Company’s first step in penetrating its target market has been taken with the signing of Concession Agreements with the country of the Union of the Comoros (Autonomous Island of Grande Comore); signed January 11, 2016.

Strategies of the Company

BioCrude’s strategy is designed to create a profitable revenue stream through the direct acquisition of Concession Agreements from different Governments for the implementation of BioCrude’s integrated MSW-Energy Complexes, or through the establishment of unique and strategic alliances via licensing arrangements and/or joint ventures within the industry milieu.

BioCrude has developed what we believe is a highly effective marketing strategy, built on a proactive direct marketing campaign with Government, large corporate facility management that target the sector for waste product treatment and reformation. The Company believes that this will result in a development of a marketing and distribution network with extensive coverage of the Company’s target market at a minimal expense, allowing the Company to reach profitability. We believe that our marketing strategy will permit us to generate an extensive customer/end user base; however there can be no assurance that our estimate regarding acceptance of our products and services will be correct.

The Company's long-term strategy is to create economically beneficial uses for waste streams through resource transformation solutions. Since the value of commodities after processing costs is typically higher than other disposal options, such as landfilling or incineration, the Company believes this strategy is effective long-term. The Company believes that as carbon taxes or cap and trade systems are implemented and the demand for commodities rises, economics will further favour this strategy. The Company is also focusing on lowering the cost of resource transformation solutions by reducing its recycling processing operating costs, examining ways to mitigate commodity price fluctuations, and developing new processing technologies. These steps will help to build an effective business model at lower commodity pricing levels.

The Company is focused on four main areas to improve the performance of base operations and increase cash flow generation:

1.	Pricing initiatives
2.	Cost controls and operating efficiencies
3.	Integrated waste to energy development initiatives with long term Concession Agreements
4.	Asset management

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Pricing initiatives

BioCrude has developed a number of sales/solicitation programs and the standardization of the sales/solicitation process and standardized the sales/solicitation process. We believe that the pricing logic used in our fee programs, with implied “Put or Pay” and “Take or Pay” provisions for the supply of feedstock and resale of outputs (renewable energy), respectively, is reasonable and competitive. We expect to continue to add to our fee based pricing through additional administrative fees, recycling fees, late charges and further improvements to our existing fee structures. The goal of our pricing program is to generate price increases in excess of CPI. BioCrude will derive revenues from a combination of commodity sales (Marketable by-products – fertilizer and energy resale), carbon credits (CER’s under the “Clean Development Mechanism” established pursuant to article 12 of the “Kyoto Protocol” (CDM project)) and tipping fees paid for material processing. Fluctuations in commodity pricing are managed by a number of risk mitigation strategies including: financial hedging instruments (transfer of foreign exchange risk), Sovereign Guarantees, floor prices, forward sales contracts, index purchases, and tipping fees. The goal is to smooth revenue, net of cost of products purchased, and generate consistent cash flows.

Cost controls and operating efficiencies

The Company continues to search for the best practices throughout the entire organization and then implements these solutions through standardized continuous improvement programs. The goals of these programs are to enhance customer service, increase safety for employees, and to reduce operating and administrative costs. The Company has implemented continuous improvement strategies and the introduction of select operating efficiency initiatives in safety, productivity, maintenance, customer service, environmental compliance, and procurement.

Integrated Waste to Energy development initiatives with long term Concession Agreements

BioCrude excels is the reformation of MSW using its intrinsic intellectual property as well as its expertise in Integrated Waste to Energy Processing Complexes. BioCrude has and will continue to invest time, effort and valuable resources in the pursuit of Governmental Concession (MSW, Land, Supply of Treated Effluent and Power Purchase Agreements (PPA)) Agreements, for the duration of twenty five to thirty years, for the implementation of same. The essence of the Concession Agreements, not only guarantees the MSW and implied tipping fees, related thereto (with annual indexing), but the resale of the marketable by-products (energy to grid via PPA) for the duration of the term, with Sovereign Guarantees. Investments in Waste to Energy facilities position the Company well for the evolution of the industry from waste management to resource management.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

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As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is also eligible for the above exemptions as a Smaller Reporting Company and therefore the Company will not lose such exemptions if it loses its emerging growth company status unless it also ceases to be a Smaller Reporting company.

Employees

As of May 18, 2016, we have no employees, but have two (2) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 1255 Philips Square, Suite 605, Montreal, Quebec, CA H3B 3G5 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2015 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 7.

Going Concern

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Asset Management

The BioCrude’s capital strategy will be focused in two main areas:

•	Implementing operating programs that improve capital efficiency and asset utilization; and
•	Pursuing select strategic investment opportunities in waste transformation and resource optimization.

BioCrude seeks to selectively invest growth capital in high-return opportunities that will enhance its ability to support emerging customer and market needs in waste transformation and resource optimization. The investment strategy seeks to leverage core competencies in materials processing to create additional value from the waste stream.

Revenue Streams

The Company has identified five (5) main revenue streams. Revenues derived from each Complex (Plant Operating Revenue) are the largest and most secure as this relies on the long term Concession Agreements.

Plant Operating Revenues

This revenue stream is comprised of the following four (4) elements;

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Tipping Fees

In exchange for the provided environmental services, municipalities have to pay a tipping fee per ton of waste delivered by the city to the MSW-Energy Complexes (“Tipping Fees”) based on the long term Concession Agreement on a “Put or Pay” (for full face value) basis.

Sales of Power

In the W2E plant, the waste is processed in RDF (Refuse Derived Fuel) and Biomethanation processes to yield marketable by-products. The RDF and the biogas are used for power generation. The power is sold to the grid based on a long term contract (Power Purchase Agreement) on a “Take or Pay” (for full face value) basis.

Sales of Carbon Credits

The carbon credits gained by reducing the green gas emission and by producing power based on renewable energy are sold on the carbon credit market.

Sales of By-Products

The by-products of recycled materials and fertilizer will be marketed and sold to third parties:

➢	Compost will be sold to the farming industry (which, in certain instances, is subsidized by the government), at spot market prices, less 15%. BioCrude may sell any excess product outside of the municipality and/or country.
➢	Ash can be sold to resellers of construction materials.
➢	Recyclables can be sold to entities (local and foreign) engaged in that processing milieu.

In the unlikely event MSW feedstock is not delivered to the Complex, the MSW Agreement ensures that BioCrude is compensated for any shortfall in revenue derived from the sale of electricity and by-products of Compost, ash and recyclables produced by the complex.

Engineering, Procurement and Construction (EPC) Fees

To ensure that the planned benefits contained in the design of each Complex is realized BioCrude undertakes to supervise the entire EPC process and is compensated accordingly, adhering to industry norms for such expertise.

Servicing Fees

Once the Complex is commercially operational, BioCrude is responsible for the ongoing operation and maintenance of the related facilities. The Company is compensated for supervising this activity in accordance with the terms of the contracts agreed to and signed prior to the commissioning of each Complex.

Licensing Fees

To accelerate the proliferation of the Company’s presence in the W2E market and at the same time reduce the demand on its cash resources BioCrude is willing to license its technology to selected third parties in the form of joint ventures, resulting in another source of revenue.

Competition

The market for Waste-to-Energy is dominated manly by Germen, French, American and British companies. Ex.: AE&E Group GmbH, Axpo Kompogas AG, Babcock & Wilcox Volund A/S, Bedminster International Ltd., BiogenGreenfinch, BTA International GmbH, Community Power Corporation, CNIM, Covanta Holding Corporation, EcoCorp Inc., Keppel Integrated Engineering Ltd., North American Power Group Ltd., Organic Waste Systems NV, STRABAG Umweltanlagen GmbH, Veolia Environmental Services, Waste Management Inc., and Wheelabrator Technologies Inc., among others.

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During the past 4 years BioCrude has developed a reputation as a leader in waste management, a result of R&D of Environmental Technologies (both process and product based) whereby it has enhanced and optimized conventional technologies, augmented by its fungal technology that increases the rate of decomposition of organics. This lead to the development of efficient, cost-effective, and environmentally friendly products, processes and systems for the reformation of waste material and the creation of renewable energy and marketable by-products.

As part of BioCrude’s marketing strategy, BioCrude invests time, effort and resources in order to prepare tailor made prefeasibility studies, presentations & educational literature for municipalities worldwide, and sends corporate delegations to these places for presentation of same, at no expense to these governmental institutions. This attribute of BioCrude’s direct marketing campaign has proven to be very successful. Governments worldwide were not only receptive, but appreciative of BioCrude’s formal and professional address. These efforts have given BioCrude a profound understanding of the challenges faced by governments at all levels in their dealings with waste management issues.

The Company, through its commercialization efforts, has established good relationships with governments and ministries in more than 30 countries in North America, Latin America, Asia, Africa and Europe and received a positive reception when presented with its waste to energy solution for their waste management dilemmas. This produced dozens of Letters of Interest, submitted to BioCrude, by different divisions of Governments (federal/municipal) from different countries, worldwide.

BioCrude, with confidence, claims to be the North American leader in waste management, having set as its objective, the profitability inherent within the realms of the activities issued of this sector, while building business relationships and social implications within the collectivity’s/communities that BioCrude is called upon to serve, beyond the environmental and social implications, and beyond the business imperatives.

BioCrude has adopted directive, as part of its corporate governance, to routinely undertake innovative strategic planning initiatives in order to design and implement integrated solid waste systems that are responsive to dynamic demographic and industrial growth needs of municipalities. Strategic planning starts with the formulation of long-term goals based on the local urban needs, followed by a medium and short-term action plan to meet these goals. The strategy and action plans should identify a clear set of integrated actions, responsible parties and needed human, physical and financial resources as part of the waste management solution.

BioCrude has not only demonstrated its proven ability to open up dialogue and develop relationships with the various divisions of Governments worldwide (Administrative and Technical) but has also developed confidence in same for potential and eventual engagement. BioCrude’s Public Relations and Business Development divisions have demonstrated their lobbying abilities as highly effective, efficient and productive in yielding results and establishing goodwill for BioCrude.

At present, the provisioning for waste treatment and “green” reformation of these products into renewable energy sources is regionalized and within a given geographic region of operations, can be competitive. However, we believe that there are no other entities that provide turnkey solutions targeted to all types and sizes of users. However, there are waste treatment providers that may elect to enter into this designated market if our model is successful. We compete on the basis of engineering uniqueness, quality, cost-effectiveness and the increasingly comprehensive and specialized nature of our services, along with the expertise, technology and professional support we offer. While we believe that we will have a competitive cutting edge advantage by being the most specialized in the market, there can be no assurance that our assumptions regarding our competitive position will be proven correct.

Liquidity and Capital Resources

As of December 31, 2015, we had no current assets. Current liabilities at December 31, 2015 totaled $238,438.

During the years ended December 31, 2015 and 2014, we used cash in operating activities of $19,369 and $46,973, respectively.

During the years ended December 31, 2015 and 2014, we had cash provided by financing activities of $16,560 and $44,908, respectively.

As of March 31, 2016, we had no current assets. Current liabilities at March 31, 2016 totaled $214,423.

During the three months ended March 31, 2016 and 2015, we used cash in operating activities of $31,938 and $9,106, respectively.

During the three months ended March 31, 2016 and 2015, we had cash provided by financing activities of $31,860 and $8,156, respectively.

We will require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed $12,000 per month for the last 6 months of 2016.

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The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected acquisition of oil and gas interests over the coming twelve months; however, in the event that the full offering proceeds are not raised, the Company would acquire the oil and gas interests at a slower pace and/or focus its energies on the refinement of existing properties to maximum their productivity. The Company’s success does not depend on a scheduled acquisition and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has a short history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional websites are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2014 and 2015 through sales of equity, debt and convertible securities, if it is deemed necessary.

BioCrude Technologies has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

For the Years Ended December 31, 2015 and 2014

We have not generated any revenues since inception. As a result, we have reported a net loss of $3,958,227 and $76,762, respectively, for the years ended December 31, 2015 and 2014.

For the Three Months Ended March 31, 2016 and 2015

We have not generated any revenues since inception. As a result, we have reported a net loss of $43,258 and $27,580, respectively, for the three months ended March 31, 2016 and 2015.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

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Revenue Recognition

The Company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

John Moukas	50	Director, President and CEO
Boris Baran	71	Director and Secretary

Directors, Executive Officers, Promoters and Control Persons

➢	John Moukas: B.Sc. Eng., Chairman / CEO; Specializing in early stage technology start-ups, finance and securities (private and public corporations).

Mr. Moukas is a highly qualified Executive Manager offering more than 22 years of Financial Management, Leadership and Controller experience within the financial market and service industries. Results-Focused and effectual leader with proven ability to turn around financially troubled/distressed companies and to start off new companies from thought inception. Mr. Moukas’ talent for proactively identifying and resolving problems, reversing negative sales trends, controlling costs, automating accounting systems and corporate procedures, maximizing productivity and delivering multi-million dollar profit increases is a definite synergy for BioCrude’s incubation into a flourishing on-going concern.

➢	Boris Baran: M.Sc., Director / Secretary; Seasoned Executive with Corporate Development skills, Team Building experience and Corporate Strategist.

With an extensive 40-year background in IT, Mr. Baran has served in the following related capacities:

▪	Providing solutions to business problems for major corporations by conducting feasibility studies and by designing/developing/implementing computer-based information systems. These activities were performed as an independent consultant and as an employee of IBM Canada.

▪	Engaged as a systems engineer by IBM Canada, whereby his responsibilities included customer technical support as well as the marketing of goods and services.

In addition to his industrial experience, Mr. Baran was also a professor of computer information systems at the John Molson School of Business, Concordia University for some 30 years. Apart from his regular teaching activities, he organized and conducted seminars for the business community. Mr. Baran’s personal and business contacts, as well as his acquired marketing skills, have enabled him to secure investors for various business opportunities.

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Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)		(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*		Bonus	Stock Awards		Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
John Moukas, Chief Executive Officer, President & Director	2014 2015	$ $	30,250 31,400	0 0			0 0	0 0	0 0	0 0	$ $	30,250 31,400

Boris Baran	2014		$0	0			0	0	0	0		$0
Sec. Treas. Dir.	2015		$0	0	$746,121	*	0	0	0	0		$746,121	*

*Stock Award(s): During the year ended December 31, 2015, the Company issued 1,000,000 shares of the Company’s common stock to Mr. Baran with a total fair value of $746,121.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2015.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2015. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of May 18, 2016, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o the Company at our principal office address:

Beneficial Owner	Transaction Type (Account Recorded)	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)
John Moukas (Chairman/CEO)	Historical: Creator, Incubator of Company – Acquired Stock	465 88th Avenue, Laval, Quebec, Canada H7W 3G1	38,006,575	76.35
Cerasela Tesleanu (Spouse to John Moukas)	Historical Gifted Stock from John Moukas’ holdings	465 88th Avenue, Laval, Quebec, Canada H7W 3G1	1,500,000	3.01
Mike Mavrigiannakis (Shareholder: Brother in-law to John Moukas)	Convertible Loan & Gifted Stock (GS)	208 Maupassant DDO Quebec, Canada H9G 3A9	2,638,000	5.30
Vickie Moukas Mavrigiannakis (Shareholder: Sister to John Moukas & Married to Mike Mavrigiannakis)	Convertible Loan & Gifted Stock (GS)	208 Maupassant DDO Quebec, Canada H9G 3A9	2,638,000	5.30
Boris Baran (Secretary/Director)	Gifted Stock (GS) - Lender	1008-5350 MacDonald Ave., Montreal, Quebec Canada H3X 2V2	1,000,000	2.01

(*)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute “Beneficial Ownership” of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)	Percent of class is calculated on the basis of the number of shares outstanding on May 31, 2016: 49,785,343.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of BioCrude Technologies, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Due to Shareholders

During 2014, the Company received $45,194 from John Moukas, the Company’s Chief Executive Officer, to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015, the Company received $45,238 from John Moukas to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015 and 2014, the Company repaid $76,500 and $144,500, respectively, to John Moukas for amounts previously advanced to the Company.

As of December 31, 2015 and 2014, the Company had outstanding amounts due to shareholder of $1,953 and $53,215, respectively.

During the three months ended March 31, 2016 and 2015, the Company repaid $0 and $19,125, respectively, to John Moukas for amounts previously advanced to the Company.

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As of March 31, 2016, the Company had outstanding amounts due to shareholders of $1,953.

Convertible Debt – Related Parties

On August 1, 2014, the Company received $64,189 from issuance of convertible debts to several related parties that matured on December 31, 2015, with a conversion rate of $CDN 0.02 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $64,189 due to the conversion price of the note being lower than the fair value of the Company’s common stock.

As of December 31, 2015 and 2014, the Company had outstanding balances of convertible debt of $50,484 and $60,196, respectively.

During the three months ended March 31, 2016, the Company agreed to convert $50,484 of outstanding convertible debt – related parties into 4,276,000 shares of the Company’s common stock.

As of March 31, 2016, the Company had outstanding balances of convertible debt of $0.

During the three months ended March 31, 2016 and 2015, the Company recognized total debt discount amortization of $0 and $16,532, respectively.

Loans Payable – Related Parties

During 2015, the Company received $115,977 from issuance of loans payable – related parties that mature on December 31, 2016 and have an annual interest rate of 4%.

As of December 31, 2015 and 2014, the Company had $111,786 and $-0- of outstanding loans payable – related parties, respectively.

As of March 31, 2016, the Company had $118,998 of outstanding loans payable – related parties.

Advances from Related Parties

Periodically, the Company received advances from related parties to fund operations. During 2014, the Company received net advances from related parties to fund operations of $17,465. During 2015, the Company made net payments on advances from related parties of $110,746. These advances are due on demand and bear no interest.

As of December 31, 2015 and 2014, the Company had $44,449 and $155,195 of outstanding advances from related parties, respectively.

During the three months ended March 31, 2016, the Company received advances from related parties of $31,860. These advances are due on demand and bear no interest.

As of March 31, 2016, the Company had $76,309 of outstanding advances from related parties.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

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DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at May 31, 2016
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	49,785,343

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Refer to the Risk Factors section of this prospectus beginning on page 7.

Liquidation. If the Company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes ("CRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Nevada Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Nevada Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

No.	First Name	Last Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentages Beneficially Owned After the Offering
1	Akerhold Inc.		8,000	8,000	0	0
2	Fred	Fitzhugh	8,000	8,000	0	0
3	Five F Family Holdings Inc		8,000	8,000	0	0
4	Simcarb Investments Inc.		8,000	8,000	0	0
5	Transcontinental Sales Inc.		8,000	8,000	0	0
6	Benjamin	Caron	12,000	12,000	0	0
7	Glenn	Caron	4,000	4,000	0	0
8	Plilip	Maitlitz	4,000	4,000	0	0
9	7514336 Canada Inc.		25,000	25,000	0	0
10	Robert	Lebi	436,000	436,000	0	0
11	Judith Rhea	Arbus	51,000	51,000	0	0
12	Arno	Hobart	20,835	20,835	0	0
13	Roz	Epstein	10,000	10,000	0	0
14	Murray	Einhorn	10,835	10,835	0	0
15	Donald	Piafsky	13,335	13,335	0	0
16	John	Carruthers	13,335	13,335	0	0
17	Ralph	Katz	61,670	61,670	0	0
18	David	Kirsh	198,000	198,000	0	0
19	Elliot	Brodkin	45,000	45,000	0	0
20	1532406 Ontario Inc.		10,000	10,000	0	0
21	Zeev	Langburt	10,000	10,000	0	0
22	Joan	Nimptsch	20,000	20,000	0	0
23	Eva	Gardos	10,000	10,000	0	0
24	Peter	Kligman	10,000	10,000	0	0
25	Martin	Troster	5,000	5,000	0	0
26	Ann Frances	Fisher	10,000	10,000	0	0
27	Paul William Banfield	Fisher	10,000	10,000	0	0
28	Admir	Xhani	23,530	23,530	0	0
29	Chaim (Joshua)	Freund	319,000	319,000	0	0
30	Sam	Katz	13,500	13,500	0	0
31	Allan	Goldenberg	10,000	10,000	0	0
32	Alvin	Tobman	5,000	5,000	0	0
33	Mathew	Polak	2,000	2,000	0	0
34	Barry	Seidman	54,030	54,030	0	0
35	Morrie	Glick	135,000	135,000	0	0
36	Richard	Sanders	10,000	10,000	0	0
37	Janice Seamon	Molson	10,000	10,000	0	0
38	Dan	Jacob	6,670	6,670	0	0
39	Marc	Fournier	5,000	5,000	0	0
40	Karim	Mihoubi	30,000	30,000	0	0
41	Margaret	Gwozdzinsky	5,500	5,500	0	0
42	Antoine	Giguere	5,000	5,000	0	0
43	Michael	Fixman	3,000	3,000	0	0
44	Charles-Francois	Tull	10,000	10,000	0	0
45	Trevor	Wieskopf	5,000	5,000	0	0
46	Boris	Baran	1,000,000	100,000	900,000	1.81

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47	Jimmy	Sigounis	200,000	200,000	0	0
48	Maria	Papas	12,500	12,500	0	0
49	Hoi Lun	Chan	100,000	100,000	0	0
50	Robert	Gasparoni	100,000	100,000	0	0
51	Danny	Di Giovanni	45,000	45,000	0	0
52	Matteo	Dimilo	7,000	7,000	0	0
53	Antonio	Terrigno	42,000	42,000	0	0
54	Danny	Terrigno	10,000	10,000	0	0
55	William	Dare	30,000	30,000	0	0
56	Eleftherios	Milonas	20,000	20,000	0	0
57	Csaba	Demzse	25,000	25,000	0	0
58	Ivan	Gardos	44,000	44,000	0	0
59	Solly	Karkoukly	50,000	50,000	0	0
60	Edward J.	Druker	50,000	50,000	0	0
61	Jamie	Randolph	75,000	75,000	0	0
62	Elaine	Randolph	75,000	75,000	0	0
63	Raymond	Mikhael	30,000	30,000	0	0
64	Peter	Rona	25,000	25,000	0	0
65	Dominico	Chiovitti	20,000	20,000	0	0
66	Ruby	Shulman	5,000	5,000	0	0
67	Veselin	Radev	10,000	10,000	0	0
68	Ivan	Radev	10,000	10,000	0	0
69	Theresa	Port-Louis	20,000	20,000	0	0
70	Marvin	Zelikovic	5,000	5,000	0	0
71	Harry	Tudor	2,500	2,500	0	0
72	Barry	Rose	9,000	9,000	0	0
73	Nick	Moukas	300,000	300,000	0	0
74	Maria	Moukas	150,000	150,000	0	0
75	Adriana	Moukas	100,000	100,000	0	0
76	Chanelle	Farzanali	100,000	100,000	0	0
77	Pota	Moukas	112,500	112,500	0	0
78	Vickie Moukas	Mavrigiannakis	2,638,000	500,000	2,138,000	4.29
79	Mike	Mavrigiannakis	2,638,000	500,000	2,138,000	4.29
80	Kin Chung	Tam	10,000	10,000	0	0
81	Kin Sun	Tam	15,000	15,000	0	0
82	Heather	Haw	10,000	10,000	0	0
83	Chafik	Mihoubi	3,000	3,000	0	0
84	Philip Peter	Andree	10,000	10,000	0	0
85	Jean	Yeung	10,000	10,000	0	0
86	Maroun	Khoury	5,000	5,000	0	0
87	Wilcandex Inc.	Wilson Ly(Dir)	15,000	15,000	0	0
88	Chris	Dimopoulos	10,000	10,000	0	0
89	Sara	Annette	10,000	10,000	0	0
90	Ken	Montizambert	10,000	10,000	0	0
91	Fadi	El Sayegh	5,000	5,000	0	0
92	Zeljko	Alavanja	10,000	10,000	0	0
93	Canko	Cvetanovski	10,000	10,000	0	0
94	Phyllis	Kontogiannos	5,000	5,000	0	0
94	Charles	Kamin	5,000	5,000	0	0
96	Tom	Poulis	5,000	5,000	0	0
97	Spiros	Bakopanos	5,000	5,000	0	0
98	Omar	Shadman	20,000	20,000	0	0
99	Catherine	Frommer	7,500	7,500	0	0
100	Ruth	Cohen	15,000	15,000	0	0
101	Janet	Lavigueur	18,000	18,000	0	0
102	Nino	Samaha	5,000	5,000	0	0
103	Fayssal	Rizk	5,000	5,000	0	0
104	Evelyn	Kirsh	100,000	100,000	0	0
105	Inga	Brodkin	10,000	10,000	0	0

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106	Tony	Mancino	50,000	50,000	0	0
107	Gino	Caron	40,000	40,000	0	0
108	Raphael	Amram	7,000	7,000	0	0
109	Nicola	Tartaglia	6,000	6,000	0	0
110	Lexsam Prestige Canada Inc.	Sammy Vizzi / CEO	6,500	6,500	0	0
111	Leonard	Freedman	2,778	2,778	0	0
112	Nicola	Tartaglia	20,000	20,000	0	0
113	Brooke Meghan	Penning	4,000	4,000	0	0
114	Cerasela	Tesleanu	1,500,000	350,000	1,150,000	2.31
115	John	Moukas	38,006,575	346,575	37,660,000	75.65
		TOTAL	49,785,343	6,699,343	43,986,000 (Restricted)	88.35

(1)	The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after May 18, 2016, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 49,785,343 shares of common stock that were outstanding on May 31, 2016.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.75 per share. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock by selling stockholders. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the Units subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	directly to investors;
•	to investors through agents;
•	to dealers; and/or
•	through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the Units may be effected from time to time in one or more transactions:

•	at a fixed price or prices.

31

Shares sold as part of the Units sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell Units, we will describe the method of distribution of the Units in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the Units may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage re-sales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

32

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to BioCrude Technologies, Inc., the following:

1)	an executed copy of the Subscription Agreement, available from the Company; and
2)	a check payable to the order of “BioCrude Technologies, Inc.” in the amount of $1.75 for each share a Subscriber wants to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the CRS provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

33

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of “Harold P Gewerter, Esq Ltd”, 1212 S Casino Center, Las Vegas, NV 89104, Tel: (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterdowling.com.

EXPERTS

The financial statements of the Company included in this registration statement as of and for the years ended December 31, 2015 and 2014 have been audited by GBH CPAs, PC, 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, an independent registered public accounting firm to the extent set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have any shares or other interests in BioCrude Technologies, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov .

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

34

Consolidated Financial Statements

For The Years Ended December 31, 2015 and 2014 and

For The Three Months Ended March 31, 2016 and 2015

35

36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BioCrude Technologies, Inc.

Montréal, Québec, Canada

We have audited the accompanying consolidated balance sheets of BioCrude Technologies, Inc. (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioCrude Technologies, Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that BioCrude Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, BioCrude Technologies, Inc. has suffered recurring losses from operations and has not yet generated any revenue from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
May 31, 2016

37

BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$14	$-
Accounts payable and accrued liabilities – related party	14,607	11,590
Advances from related parties	44,449	155,195
Subscriptions payable	-	694,894
Due to shareholders	1,953	53,215
Convertible debt, net of debt discount of $-0- and $21,727, respectively	15,145	19,120
Convertible debt – related parties, net of debt discount of $-0- and $45,317, respectively	50,484	14,878
Loans payable – related parties	111,786	-

TOTAL LIABILITIES	238,438	948,892

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 45,472,843 and 39,500,000 shares issued and outstanding, respectively	45,473	39,500
Additional paid-in capital	5,837,501	1,262,147
Accumulated other comprehensive income (loss)	32,124	(55,230)
Accumulated deficit	(6,153,536)	(2,195,309)
TOTAL STOCKHOLDERS' DEFICIT	(238,438)	(948,892)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

See accompanying notes to consolidated financial statements.

38

BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	3,863,918	40,928
Total operating expenses	3,863,918	40,928

LOSS FROM OPERATIONS	(3,863,918)	(40,928)

Interest expense	(94,309)	(35,824)

NET LOSS	$(3,958,227)	$(76,752)

Net loss per common share - basic and diluted	$(0.10)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	40,703,854	39,500,000

COMPREHENSIVE INCOME (LOSS)
Net loss	$(3,958,227)	$(76,752)
Other comprehensive income - gain on foreign currency translation	87,354	167,154
Total comprehensive income (loss)	$(3,870,873)	$90,402

See accompanying notes to consolidated financial statements.

39

BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock		Additional	Accumulated Other		Total
	Shares	Par Value	Paid-in Capital	Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Deficit

Balance, December 31, 2013	39,500,000	$39,500	$1,159,279	$(222,384)	$(2,118,557)	$(1,142,162)

Debt discount on issuance of convertible debts	-	-	102,868	-	-	102,868

Gain on foreign currency translation	-	-	-	167,154	-	167,154

Net loss	-	-	-	-	(76,752)	(76,752)

Balance, December 31, 2014	39,500,000	39,500	1,262,147	(55,230)	(2,195,309)	(948,892)

Share-based compensation	5,131,065	5,131	3,823,354	-	-	3,828,485

Issuance of common stock for subscriptions payable	641,000	641	641,554	-	-	642,195

Issuance of common stock for debt conversion	167,778	168	62,472	-	-	62,640

Debt discount on issuance of convertible debt	-	-	22,364	-	-	22,364

Proceeds from issuance of common stock for cash	33,000	33	25,610	-	-	25,643

Gain on foreign currency translation	-	-	-	87,354	-	87,354

Net loss	-	-	-	-	(3,958,227)	(3,958,227)

Balance, December 31, 2015	45,472,843	$45,473	$5,837,501	$32,124	$(6,153,536)	$(238,438)

See accompanying notes to consolidated financial statements.

40

BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,958,227)	$(76,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,828,485	-
Amortization of debt discount	89,409	35,823
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	14	-
Accounts payable and accrued liabilities – related party	20,950	(6,044)
Net cash used in operating activities	(19,369)	(46,973)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments on) related party advances	(110,746)	17,465
Proceeds from borrowings from shareholder	45,238	45,194
Principal payments on borrowings from shareholder	(76,500)	(144,500)
Proceeds from issuance of convertible debts	16,948	107,411
Proceeds from issuance of loans payable – related parties	115,977	-
Proceeds from sales of common stock	25,643	19,338
Net cash provided by financing activities	16,560	44,908

Impact on cash from foreign currency translation	2,809	2,065

NET INCREASE IN CASH	-	-

CASH AT BEGINNING OF YEAR	-	-

CASH AT END OF YEAR	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for subscriptions payable	$642,195	$-
Beneficial conversion feature discount related to the issuance of convertible debt	$22,364	$102,868
Conversion of convertible debt to subscriptions payable	$62,640	$-
Conversion of amounts due to shareholder to convertible debt	$20,000	$-

See accompanying notes to consolidated financial statements.

41

BIOCRUDE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

BioCrude Technologies, Inc. (the “Company” and/or “BioCrude”) was originally organized in the State of Nevada on August 4, 2015 and is a startup company that provides consulting as well as supplies waste management services, more particularly, with specialization in the Waste to Energy (W2E) milieu. The mission and ethos of the Company is to acquire the necessary Concessions from appropriate Governmental Authorities of municipalities/countries responsible for same, in order for the Company to implement its technical expertise and knowhow to develop its proposed “Integrated Municipal Solid Waste (“MSW”) to Renewable Energy Complex” for the treatment and disposal of MSW for municipal applications.

BioCrude Technologies, Inc. (Canada) (“BioCrude Canada”) is a Corporation duly organized under the laws of Canada.

On December 29, 2015, the Company has purchased all of the assets of BioCrude Canada under the following purchase terms. The total price paid by the Company to the BioCrude Canada for all the assets of BioCrude Canada was 39,500,000 shares of the Company’s common stock and the assumption of the all of the loans and convertible loans of the BioCrude Canada, provided that any and all references therein to the rights of the creditors to convert their respective outstanding loan amounts in accordance with the terms of the convertible loans and loans into equity of BioCrude Canada shall be adjusted and amended to reflect the outstanding amounts convertible or exchangeable, as the case may be, into the same amount of shares of the Company, all with the same terms and conditions set out in the respective agreements. The Company is obligated to execute all of the “Outstanding Subscriptions” assumed, and issue out 674,000 shares of its common stock to the respective subscribers, respecting the terms, conditions and caveats of the Subscription Agreements, as established, by and between each subscriber and BioCrude Canada. For accounting purposes, the transaction between the Company and BioCrude Canada is done by two entities under common control, so for accounting purposes, these two companies are consolidated under generally accepted accounting principles (“GAAP”).

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with GAAP in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements herein have been prepared in accordance with GAAP and include the accounts of the Company and those of its wholly-owned subsidiaries as follows: 9175 1925 Quebec Inc., a Canadian corporation and BioCrude Canada. All significant intercompany accounts and transactions have been eliminated.

NOTE 2 – GOING CONCERN

As of December 31, 2015, the Company had an accumulated deficit of $6,153,536 and negative working capital of $238,438. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

 For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

42

Stock-Based Compensation

The Company accounts for all share-based payment awards made to employees and directors, based on their fair value. The Company measures share-based compensation to consultants by recognizing the fair value of the awards over the period the services are rendered or goods are provided.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company excluded 4,300,000 and 4,366,000 of potentially issuable shares of common stock related to convertible debt due to their anti-dilutive effect for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency

The Company accounts for its foreign currency transaction gains and losses as other comprehensive income (loss) included in equity.

New and Recently Issued Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 amends previous guidance to require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The Company expects that the affected amounts on its balance sheets will be reclassified within the balance sheets upon adoption of this ASU to conform to this standard.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated all transactions from December 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 4 – NOTES PAYABLE

Due to Shareholders

During 2014, the Company received $45,194 from John Moukas, the Company’s Chief Executive Officer, to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015, the Company received $45,238 from John Moukas to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015 and 2014, the Company repaid $76,500 and $144,500, respectively, to John Moukas for amounts previously advanced to the Company.

As of December 31, 2015 and 2014, the Company had outstanding amounts due to shareholders of $1,953 and $53,215, respectively.

43

Convertible Debt

On August 1, 2014, the Company received $24,985 from issuance of a convertible debt that matured on December 31, 2015, with a conversion rate of $CDN 0.55 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with this note of $20,443 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company agreed to convert this debt into 50,000 shares of the Company’s common stock.

On August 1, 2014, the Company received $18,236 from issuance of a convertible debt that matured on December 31, 2015, with a conversion rate of $CDN 0.50 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with this note of $18,236 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company agreed to convert this debt into 40,000 shares of the Company’s common stock.

During 2015, the Company received $16,948 from issuance of convertible debt to third parties with a maturity date of December 31, 2016, a conversion rates ranging from $CDN 0.85 to $CDN 1.00 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $2,364 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company agreed to convert a portion of these debts into 2,778 shares of the Company’s common stock.

On December 29, 2015, the Company amended several outstanding note agreements with several shareholders, that had previously matured on July 30, 2013, and an outstanding balance of $20,000, included in due to shareholder, to be convertible with an amended maturity date of December 31, 2016, with a conversion rate of $0.27 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $20,000 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company agreed to convert these debts into 75,000 shares of the Company’s common stock.

As of December 31, 2015 and 2014, the Company had outstanding balances of convertible debt of $15,145 and $40,846, respectively.

Convertible Debt – Related Parties

On August 1, 2014, the Company received $64,189 from issuance of convertible debts to several related parties that matured on December 31, 2015, with a conversion rate of $CDN 0.02 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $64,189 due to the conversion price of the note being lower than the fair value of the Company’s common stock.

As of December 31, 2015 and 2014, the Company had outstanding balances of convertible debt of $50,484 and $60,196, respectively.

During the years ended December 31, 2015 and 2014, the Company recognized total debt discount amortization of $89,409 and $35,823, respectively.

Loans Payable – Related Parties

During 2015, the Company received $115,977 from issuance of loans payable – related parties that mature on December 31, 2016 and have an annual interest rate of 4%.

As of December 31, 2015 and 2014, the Company had $111,786 and $-0- of outstanding loans payable – related parties, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Periodically, the Company received advances from related parties to fund operations. During 2014, the Company received net advances from related parties to fund operations of $17,465. During 2015, the Company made net payments on advances from related parties of $110,746. These advances are due on demand and bear no interest.

As of December 31, 2015 and 2014, the Company had $44,449 and $155,195, respectively, of outstanding advances from related parties.

44

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 75,000,000 shares of common stock at par value $0.001 per share. As of December 31, 2015 and 2014, the Company had 45,472,843 and 39,500,000 shares of the Company’s common stock issued and outstanding.

During 2014, the Company agreed to issue 22,000 shares of the Company’s common stock for cash of $19,338 previously received.

During 2015, the Company agreed to issue 33,000 shares of the Company’s common stock for cash of $25,643 previously received, 5,131,065 shares of the Company’s common stock for services with a fair value of $3,828,485, and 167,778 shares of the Company’s common stock for conversion of $62,640 of the Company’s outstanding convertible debts.

As of December 31, 2015 and 2014, the Company had -0- and 641,000 shares, respectively, included in subscriptions payable at $-0- and $694,894, respectively, for unissued common stock.

NOTE 7 – INCOME TAXES

As of December 31, 2015, the Company had a tax net operating loss of $1,126,092 that can be carried forward to reduce future years’ taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. The Company’s net operating loss carrying forwards, if not utilized, will begin to expire, beginning in 2028.

NOTE 8 – SUBSEQUENT EVENTS

In 2016, the Company issued 12,500 shares of the Company’s common stock for services with a fair value of approximately $9,248 and 4,300,000 of the Company’s common stock for the conversion of the full value of the Company’s outstanding convertible debt of $65,629 as of December 31, 2015.

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BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2016	2015

ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$180	$14
Accounts payable and accrued liabilities – related parties	95,245	61,009
Convertible debt	-	15,145
Convertible debt – related parties	-	50,484
Loans payable – related parties	118,998	111,786

TOTAL LIABILITIES	214,423	238,438

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 49,785,343 and 45,472,843 shares issued and outstanding, respectively	49,786	45,473
Additional paid-in capital	5,908,065	5,837,501
Accumulated other comprehensive income	24,520	32,124
Accumulated deficit	(6,196,794)	(6,153,536)
TOTAL STOCKHOLDERS' DEFICIT	(214,423)	(238,438)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

See accompanying notes to consolidated financial statements.

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BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(UNAUDITED)

	2016	2015

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	41,186	9,106
Total operating expenses	41,186	9,106

LOSS FROM OPERATIONS	(41,186)	(9,106)

Interest expense	(2,072)	(18,474)

NET LOSS	$(43,258)	$(27,580)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	46,332,085	39,500,000

COMPREHENSIVE INCOME (LOSS)
Net loss	$(43,258)	$(27,580)
Other comprehensive income (loss) – gain (loss) on foreign currency translation	7,604	(194,831)
Total comprehensive loss	$(35,654)	$(222,411)

See accompanying notes to consolidated financial statements.

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BIOCRUDE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(UNAUDITED)

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(43,258)	$(27,580)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	9,248	-
Amortization of debt discount	-	16,532
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	166	657
Accounts payable and accrued liabilities – related parties	1,906	1,285
Net cash used in operating activities	(31,938)	(9,106)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments on) related party advances	31,860	(15,310)
Principal payments on borrowings from shareholder	-	(7,815)
Proceeds from issuance of loans payable – related parties	-	31,281
Net cash provided by financing activities	31,860	8,156

Impact on cash from foreign currency translation	78	950

NET INCREASE IN CASH	-	-

CASH AT BEGINNING OF THE PERIOD	-	-

CASH AT END OF THE PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible debt to common stock	$65,629	$-

See accompanying notes to consolidated financial statements.

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BIOCRUDE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

BioCrude Technologies, Inc. (the “Company” and/or “BioCrude”) was originally organized in the State of Nevada on August 4, 2015 and is a startup company that provides consulting as well as supplies waste management services, more particularly, with specialization in the Waste to Energy (W2E) milieu. The mission and ethos of the Company is to acquire the necessary Concessions from appropriate Governmental Authorities of municipalities/countries responsible for same, in order for the Company to implement its technical expertise and knowhow to develop its proposed “Integrated Municipal Solid Waste (“MSW”) to Renewable Energy Complex” for the treatment and disposal of MSW for municipal applications.

BioCrude Technologies, Inc. (Canada) (“BioCrude Canada”) is a Corporation duly organized under the laws of Canada.

On December 29, 2015, the Company has purchased all of the assets of BioCrude Canada under the following purchase terms. The total price paid by the Company to the BioCrude Canada for all the assets of BioCrude Canada was 39,500,000 shares of the Company’s common stock and the assumption of the all of the loans and convertible loans of the BioCrude Canada, provided that any and all references therein to the rights of the creditors to convert their respective outstanding loan amounts in accordance with the terms of the convertible loans and loans into equity of BioCrude Canada shall be adjusted and amended to reflect the outstanding amounts convertible or exchangeable, as the case may be, into the same amount of shares of the Company, all with the same terms and conditions set out in the respective agreements. The Company is obligated to execute all of the “Outstanding Subscriptions” assumed, and issue out 674,000 shares of its common stock to the respective subscribers, respecting the terms, conditions and caveats of the Subscription Agreements, as established, by and between each subscriber and BioCrude Canada. For accounting purposes, the transaction between the Company and BioCrude Canada is done by two entities under common control, so for accounting purposes, these two companies are consolidated under generally accepted accounting principles (“GAAP”).

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information under Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2016 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2016. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2015 and 2014, and notes thereto contained in this prospectus.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with GAAP in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements herein have been prepared in accordance with GAAP and include the accounts of the Company and those of its wholly-owned subsidiaries as follows: 9175 1925 Quebec Inc., a Canadian corporation and BioCrude Canada. All significant intercompany accounts and transactions have been eliminated.

NOTE 2 – GOING CONCERN

As of March 31, 2016, the Company had an accumulated deficit of $6,196,794 and negative working capital of $214,423. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern.

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NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

 For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for all share-based payment awards made to employees and directors, based on their fair value. The Company measures share-based compensation to consultants by recognizing the fair value of the awards over the period the services are rendered or goods are provided.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company excluded -0- and 4,366,000 of potentially issuable shares of common stock related to convertible debt due to their anti-dilutive effect for the three months ended March 31, 2016 and 2015, respectively.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency

The Company accounts for its foreign currency transaction gains and losses as other comprehensive income (loss) included in equity.

New and Recently Issued Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 amends previous guidance to require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The Company expects that the affected amounts on its balance sheets will be reclassified within the balance sheets upon adoption of this ASU to conform to this standard.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated all transactions from March 31, 2016 through the financial statement issuance date for subsequent event disclosure consideration.

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NOTE 4 – LOANS PAYABLE

Due to Shareholders

During the three months ended March 31, 2015, the Company received $11,310 from John Moukas, the Company’s Chief Executive Officer, to finance its operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During the three months ended March 31, 2016, the Company received no additional funds from John Moukas to finance its operations.

During the three months ended March 31, 2016 and 2015, the Company repaid $-0- and $19,125, respectively, to John Moukas for amounts previously advanced to the Company.

As of March 31, 2016 and December 31, 2015, the Company had outstanding amounts due to shareholders of $1,953.

Convertible Debt

During the three months ended March 31, 2015, the Company received $-0- from issuance of convertible debt to third parties.

During the three months ended March 31, 2016, the Company agreed to convert $15,145 of outstanding convertible debt into 24,000 shares of the Company’s common stock.

As of March 31, 2016 and December 31, 2015, the Company had outstanding balances of convertible debt of $-0- and $15,145, respectively.

Convertible Debt – Related Parties

During the three months ended March 31, 2016, the Company agreed to convert $50,484 of outstanding convertible debt – related parties into 4,276,000 shares of the Company’s common stock.

As of March 31, 2016 and December 31, 2015, the Company had outstanding balances of convertible debt of $-0- and $50,484, respectively.

During the three months ended March 31, 2016 and 2015, the Company recognized total debt discount amortization of $-0- and $16,532, respectively.

Loans Payable – Related Parties

During the three months ended March 31, 2015, the Company received $31,281 from issuance of loans payable – related parties that matures on December 31, 2016 and has an annual interest rate of 4%.

As of March 31, 2016 and December 31, 2015, the Company had $118,998 and $111,786 of outstanding loans payable – related parties, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Periodically, the Company received advances from related parties to fund operations. During the three months ended March 31, 2015, the Company made net payments on advances from related parties of $15,310. During the three months ended March 31, 2016, the Company received advances from related parties of $31,860. These advances are due on demand and bear no interest.

As of March 31, 2016 and December 31, 2015, the Company had $76,309 and $44,449, respectively, of outstanding advances from related parties.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 75,000,000 shares of common stock at par value $0.001 per share. As of March 31, 2016 and December 31, 2015, the Company had 49,785,343 and 45,472,843 shares of the Company’s common stock issued and outstanding, respectively.

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During the three months ended March 31, 2016, the Company issued 12,500 shares of the Company’s common stock for services with a fair value of $9,248 and 4,300,000 shares of the Company’s common stock for conversion of $65,629 of the Company’s outstanding convertible debt.

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Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1: Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$4,705
Legal Fees and Expenses	11,765
Accounting Fees	13,000
Transfer Agent Fees	3,960
Miscellaneous*	700
Total	$34,130

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 2: Indemnification of Directors and Officers

Our bylaws contain provisions which require that the Company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the CRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in CRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the Company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 3: Recent Sales of Unregistered Securities

Between August 4, 2015 and December 31, 2015, we have issued all of the outstanding shares, as well as all executed convertible loans of the Company to any entitled investors. The issuances of shares to investors are exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. These transactions (a) involved no general solicitation and each investor had knowledge of all material facts about the issuer. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Item 4: Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of BioCrude Technologies, Inc. dated August 4, 2015
3.2	Bylaws dated August 4, 2015
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
23.1	Consent of GBH CPAs, PC

Item 5: Undertakings

The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	include any additional or changed material information on the plan of distribution.

(2)	that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Quebec, Canada on June 1, 2016.

BioCrude Technologies, Inc.

By: /s/ John Moukas
John Moukas, CEO
Chairman of the Board, Principal Executive Officer, Principal Accounting Officer

By: /s/ Boris Baran
Boris Baran
Secretary/Director

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